Exhibit 10.1

EQUITY COMPENSATION AGREEMENT

EQUITY COMPENSATION AGREEMENT (this “Agreement”), dated October 29, 2019 but effective as of the 26th day of July 2019 (the “Grant Date”), between BIONlK LABORATORIES CORP., a corporation incorporated under the laws of the state of Delaware (hereinafter referred to as the “Issuer”) and [_____] (hereinafter referred to as the “Recipient”, the Issuer and the Recipient being hereinafter referred to as the “Parties”).

WHEREAS, the Recipient is a member of the Board of Directors of the Company; and

WHEREAS the Issuer desires to compensate the Recipient in connection with being a director through certain equity grants made by the Issuer, to be issued under the terms of this Agreement.

NOW, THEREFORE, THIS AGREEMENT witnesses that the Parties have agreed to the terms and conditions of the equity compensation to be provided by the Issuer to the Recipient, as set forth below:

1.                  Grant of Stock Option. The Issuer hereby grants stock options with an exercise price per share equal to $3.59 (the “Exercise Price”), the fair market value of the underlying shares determined on the Grant Date (the “Options”), representing the right to acquire [___] shares of the common stock of the Issuer. The Options shall terminate on the seven-year anniversary of the Grant Date and vest and become exercisable in full on the one-year anniversary of the Grant Date.

2.                  Miscellaneous Provisions.

(a)                Headings. The division of this Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(b)               Assignment. This Agreement shall be personal as to the Recipient and shall not be assignable by the Recipient subject to the terms herein. This Agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Recipient, as applicable, and the successors and permitted assigns of the Issuer.

(c)               Entire Agreement. This Agreement and the documents and agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, whether verbal or in writing. There are no other written or verbal representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties.

(d)                Amendments. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

(e)                Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

(f)                  Further Acts. The parties shall do all such further acts and things and provide all such assurances and deliver all such documents in writing as may be required, from time to time in order to fully carry out the terms, provisions and intent of this Agreement.

(g)                Notice. Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing by personal delivery, electronic delivery or by registered mail addressed to the Parties as follows:

Leslie Markow - CFO Bionik Laboratories Inc. 483 Bay Street, Office Nl05 Toronto, Ontario MSG 2C9

Telephone: (416) 640-7887 x 508 Email:lm@bioniklabs.com

and

[_____]

[_____]

Telephone: [___]

Email: [_____]

or such other address, individual or telecopy number, or by email as may be designated by either party to the other in accordance herewith. Any notice given by personal delivery will be conclusively deemed to have been given on the day of actual delivery of the notice and, if given by registered mail, on the third day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit of the notice in the mail. If the party giving any notice knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such notice may not be mailed but must be given by personal delivery. In the case of electronic delivery, on the same day that it was sent if sent on a business day and the acknowledgement of receipt is received by the sender before 5:00 p.m. (in the place of receipt) on such day, and otherwise on the first business day thereafter.

(h)               Jurisdiction. This Agreement shall be governed by and construed m accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

(i)                 Securities, Regulatory Authority Requirement. The Issuer and the Recipient acknowledge that this Agreement shall be subject to compliance with any applicable rules, regulations and policies of any stock exchange or exchanges on which any securities of the Issuer may from time to time be listed and any other securities authority having jurisdiction.

(j)                 Adjustments. In the event of any stock split or other adjustment with respect to the common stock of the Issuer, the shares of common stock underlying the Options shall be appropriately adjusted without any further action on the part of the Recipient, with a corresponding adjustment (if appropriate) to the Exercise Price, in all cases as if the Options were granted under and are subject to the Issuer’s 2014 Equity Incentive Plan, as amended. Any such determination, adjustment, interpretation and/or application shall be made by the Board of Directors of the Issuer, which shall control absent manifest error.

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IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

BIONIK LABORATORIES CORP

By:
Name:
Title:

Name: